EXHIBIT 99





                      FIRST MIDWEST CORPORATION OF DELAWARE
                           EMPLOYEES' RETIREMENT PLAN



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                                TABLE OF CONTENTS

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                                    ARTICLE I
                                   DEFINITIONS

                                   ARTICLE II
                          TOP HEAVY AND ADMINISTRATION

   2.1     TOP HEAVY PLAN REQUIREMENTS........................................8

   2.2     DETERMINATION OF TOP-HEAVY STATUS..................................8

   2.3     POWERS AND RESPONSIBILITIES OF THE EMPLOYER.......................11

   2.4     ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE AUTHORITY............12

   2.5     ALLOCATION AND DELEGATION OF RESPONSIBILITIES.....................12

   2.6     POWERS AND DUTIES OF THE ADMINISTRATOR............................12

   2.7     RECORDS AND REPORTS...............................................13

   2.8     APPOINTMENT OF ADVISERS...........................................14

   2.9     INFORMATION FROM EMPLOYER.........................................14

   2.10    PAYMENT OF EXPENSES...............................................14

   2.11    MAJORITY ACTIONS..................................................14

   2.12    CLAIMS PROCEDURE..................................................14

   2.13    CLAIMS REVIEW PROCEDURE...........................................15

                                   ARTICLE III
                                   ELIGIBILITY

   3.1     CONDITIONS OF ELIGIBILITY.........................................15

   3.2     APPLICATION FOR PARTICIPATION.....................................15

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                            TABLE OF CONTENTS (cont.)

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   3.3     EFFECTIVE DATE OF PARTICIPATION...................................16

   3.4     DETERMINATION OF ELIGIBILITY......................................16

   3.5     TERMINATION OF ELIGIBILITY........................................16

   3.6     OMISSION OF ELIGIBLE EMPLOYEE.....................................16

   3.7     INCLUSION OF INELIGIBLE EMPLOYEE..................................16

   3.8     ELECTION NOT TO PARTICIPATE.......................................17

                                   ARTICLE IV
                           CONTRIBUTION AND ALLOCATION

   4.1     FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION...................17

   4.2     PARTICIPANT'S SALARY REDUCTION ELECTION...........................17

   4.3     AMOUNT OF EMPLOYER'S CONTRIBUTION.................................19

   4.4     TIME OF PAYMENT OF NON-ELECTIVE CONTRIBUTION......................20

   4.5     TIME OF PAYMENT OF ELECTIVE CONTRIBUTION..........................20

   4.7     ACTUAL DEFERRAL PERCENTAGE TESTS..................................23

   4.8     ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS....................24

   4.9     MAXIMUM CONTRIBUTION PERCENTAGE...................................25

   4.10    ADJUSTMENT FOR EXCESSIVE CONTRIBUTION PERCENTAGE..................26

   4.11    MAXIMUM ANNUAL ADDITIONS..........................................27

   4.12    ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS.........................31

   4.13    TRANSFERS FROM QUALIFIED PLANS....................................32

   4.14    DIRECTED INVESTMENT ACCOUNT.......................................33

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                            TABLE OF CONTENTS (cont.)

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                                    ARTICLE V
                                   VALUATIONS

   5.1     VALUATION OF THE TRUST FUND.......................................34

   5.2     METHOD OF VALUATION...............................................34

                                   ARTICLE VI
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

   6.1     DETERMINATION OF BENEFITS UPON RETIREMENT.........................34

   6.2     DETERMINATION OF BENEFITS UPON DEATH..............................35

   6.3     DETERMINATION OF BENEFITS IN EVENT OF DISABILITY..................36

   6.4     DETERMINATION OF BENEFITS UPON TERMINATION........................36

   6.5     DISTRIBUTION OF BENEFITS..........................................39

   6.6     DISTRIBUTION OF BENEFITS UPON DEATH...............................40

   6.7     TIME OF SEGREGATION OR DISTRIBUTION...............................41

   6.8     DISTRIBUTION FOR MINOR BENEFICIARY................................41

   6.9     LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN....................42

   6.10    ADVANCE DISTRIBUTION FOR HARDSHIP.................................42

   6.11    LIMITATIONS ON BENEFITS AND DISTRIBUTIONS.........................42

                                   ARTICLE VII
                                     TRUSTEE

   7.1     BASIC RESPONSIBILITIES OF THE TRUSTEE.............................42

   7.2     INVESTMENT POWERS AND DUTIES OF THE TRUSTEE.......................43

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                            TABLE OF CONTENTS (cont.)

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   7.3     OTHER POWERS OF THE TRUSTEE.......................................43

   7.4     LOANS TO PARTICIPANTS.............................................46

   7.5     DUTIES OF THE TRUSTEE REGARDING PAYMENTS..........................47

   7.6     TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES.....................47

   7.7     ANNUAL REPORT OF THE TRUSTEE......................................47

   7.8     AUDIT.............................................................48

   7.9     RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE....................49

   7.10    TRANSFER OF INTEREST..............................................49

                                  ARTICLE VIII
                       AMENDMENT, TERMINATION, AND MERGERS

   8.1     AMENDMENT.........................................................50

   8.2     TERMINATION.......................................................50

   8.3     MERGER OR CONSOLIDATION...........................................51

                                   ARTICLE IX
                                  MISCELLANEOUS

   9.1     PARTICIPANT'S RIGHTS .............................................51

   9.2     ALIENATION........................................................51

   9.3     CONSTRUCTION OF PLAN..............................................52

   9.4     GENDER AND NUMBER.................................................52

   9.5     LEGAL ACTION......................................................52

   9.6     PROHIBITION AGAINST DIVERSION OF FUNDS............................52

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                            TABLE OF CONTENTS (cont.)

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   9.7     BONDING...........................................................53

   9.8     EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE........................53

   9.9     INSURER'S PROTECTIVE CLAUSE ......................................53

   9.10    RECEIPT AND RELEASE FOR PAYMENTS .................................53

   9.11    ACTION BY THE EMPLOYER............................................54

   9.12    NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY ...............54

   9.13    HEADINGS..........................................................54

   9.14    APPROVAL BY INTERNAL REVENUE SERVICE..............................54

   9.15    UNIFORMITY........................................................55

                                    ARTICLE X
                             PARTICIPATING EMPLOYERS

   10.1    ADOPTION BY OTHER EMPLOYERS.......................................55

   10.2    REQUIREMENTS OF PARTICIPATING EMPLOYERS...........................55

   10.3    DESIGNATION OF AGENT..............................................56

   10.4    EMPLOYEE TRANSFERS................................................56

   10.5    PARTICIPATING EMPLOYERS CONTRIBUTION..............................56

   10.6    AMENDMENT.........................................................57

   10.7    DISCONTINUANCE OF PARTICIPATION...................................57

   10.8    ADMINISTRATOR'S AUTHORITY.........................................57

   10.9    PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE.................57

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                            FIRST MIDWEST CORPORATION
                           EMPLOYEES' RETIREMENT PLAN

         THIS AGREEMENT, hereby made and entered into this 1st day of August, 1987, by and between First Midwest Corporation of Delaware (herein referred to as the "Employer") and Unibanc Trust Company (herein referred to as the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Employer desires to recognize the contribution made to its successful operation by its employees and to reward such contribution by means of a Profit Sharing Plan for those employees who shall qualify as Participants hereunder;

         NOW, THEREFORE, effective August 1, 1987, (hereinafter called the "Effective Date"), the Employer hereby establishes a Profit Sharing Plan and creates this trust (which plan and trust are hereinafter called the "Plan") for the exclusive benefit of the Participants and their Beneficiaries, and the Trustee hereby accepts the Plan on the following terms:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.2 "Administrator" means the person designated by the Employer pursuant to Section 2.4 to administer the Plan on behalf of the Employer.

         1.3 "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code
Section 414(b)) which include the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; and organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

         1.4 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of
Section 2.2.

         1.5      "Anniversary Date" means December 31st.

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         1.6 "Beneficiary" means the person to whom the share of a deceased
Participant's total account is payable, subject to the restrictions of Sections
6.2 and 6.6.

         1.7 "Code" means the Internal Revenue Code of 1986, as amended, or replaced from time to time.

         1.8 "Compensation" with respect to any Participant means total compensation paid by the Employer for a Plan Year. Amounts contributed by the Employer under the within Plan, except for Employees Compensation that is deferred pursuant to Section 4.2, and any non-taxable fringe benefits shall not be considered as Compensation.

         For a Participant's initial year of participation, Compensation shall be recognized for the entire Plan Year.

         For Plan Years beginning after December 31, 1988, Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d). However, for Plan Years beginning prior to January 1, 1989, the $200,000 limit on Compensation shall apply only for Top Heavy Plan Years and shall not be adjusted.

         1.9 "Deferred Compensation" with respect to any Participant means that portion of such Participant's total Compensation paid by the Employer for a Plan Year that such Participant has elected to defer pursuant to Section 4.2.

         1.10 "Early Retirement Date" means the first day of the month (prior to Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains his 55th birthday. A Participant shall become fully Vested upon satisfying this requirement.

         A Former Participant who terminates after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits under this Plan.

         1.11 "Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to the Participant's deferral election provided in
Section 4.2.

         1.12 "Eligible Employee" means any Employee who has satisfied the provisions of Section 3.1.

         1.13 "Employee" means any person who is employed by the Employer, but excludes any person who is employed as an independent contractor. Employees shall include leased employees within the meaning of Code Section 414(n)(2) unless such leased employees are covered by a plan described in Code Section 414(n)(5) and such leased employees, with respect to services performed after December 31, 1986, do not constitute more than 20% of the recipient's nonhighly compensated work force.

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         1.14 "Employer" means First Midwest Corporation of Delaware and any
Participating Employer (as defined in Section 10.1) which shall adopt this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation with principal offices in the State of Illinois.

         1.15 "Employer Contribution" means the Employer's contributions to the Plan that are made pursuant to Section 4.1 and which are subject to the Participant's deferral election in Section 4.2.

         1.16 "Family Member" shall mean an individual described in Code Section 414(q)(6)(B).

         1.17 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

         1.18 "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

         1.19 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

                  (a) the distribution of the entire Vested portion of a Participant's Account, or

                  (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.

         1.20 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason. For purposes of Section 1.22, a "Former Participant" shall be treated as Highly Compensated Participant if such "Former Participant" was a Highly Compensated Participant when he separated from service with the Employer or was a Highly Compensated Participant at any time after attaining age 55.

         1.21 "415 Compensation" means compensation as defined in Section
4.11(d).

         1.22 "Highly Compensated Participant" means any Participant or Former Participant who is a highly compensated-employee as defined in Code Section 414(q). Generally, any Participant or Former Participant is considered a Highly Compensated Participant if during the Plan Year or the preceding Plan Year such Participant or Former Participant:

                  (a) was at any time a "five percent owner" as defined in
Section 1.25(c).

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                  (b) received "415 Compensation" from the Employer in excess of
$75,000. In determining whether an individual has "415 Compensation" of more than $75,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), and (m) shall be taken into account.

                  (c) received "415 Compensation" from the Employer in excess of $50,000 and was in the top-paid group of Employees for the Plan Year. An Employee is in the top-paid group consisting of the top twenty (20) percent of the Employees when ranked on the basis of "415 Compensation" paid during the Plan Year. In determining whether an individual has "415 Compensation" of more than $50,000, "415 Compensation" from each employer required to be aggregated under Code Section 414(b), (c), and (m) shall be taken into account.

                  (d) was at any time an officer as defined in Section 1.25(a).

         1.23 "Hour of Service" shall mean (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period;
(2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages.

         An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

         1.24 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank or an insurance company.

         1.25 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year or any of the preceding four (4) Plan Years, has been included in one of the following categories.

                  (a) an officer of the Employer (as that term is defined within the meaning of the regulations under Code Section 416) having annual "415 compensation" greater than 150 percent of the amount in effect under Code
Section 415(c)(1)(A) for any such Plan Year.

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                  (b) one of the ten (10) employees having annual "415
compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half (1/2) percent interest and the largest interests in the Employer.

                  (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers.

                  (d) a "one percent owner" of the Employer having an annual "415 compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code
Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers. However, in determining whether an individual has "415 compensation" of more than $150,000, "415 compensation" from each employer required to be aggregated under Code Sections 414(b), (c), and (m) shall be taken into account.

         1.26 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

         1.27 "Non-Elective Contribution" means the Employer's contributions to the Plan other than those made pursuant to the Participant's deferral election provided for in Section 4.2.

         1.28 "Non-Highly Compensated Participant" means any Participant or Former Participant who is neither a Highly Compensated Participant nor a Family Member.

         1.29 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

         1.30 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age (65th birthday). A Participant shall become fully Vested in his Account upon attaining his Normal Retirement Age.

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         1.31 "1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

         "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

         A "maternity or paternity leave of absence" shall mean, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

         1.32 "Participant's Account" shall mean the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Non-Elective Contributions.

         1.33 "Participant's Combined Account" shall mean the total aggregate amount of each Participant's Elective Account and Participant's Account.

         1.34 "Participant's Elective Account" shall mean the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Elective Contributions.

         1.35 "Plan" shall mean this instrument, including all amendments thereto.

         1.36 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st, except for the first Plan Year which commenced August 1st (also applicable prior to the Effective Date of this Plan).

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         1.37 "Predecessor Account" shall mean the account established and maintained by the Administrator for each Participant with respect to his interest in the Plan prior to the effective date of this Amendment and Restatement. A Participant shall be 100% Vested in this account.

         1.38 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

         1.39 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

         1.40 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see Section 6.1).

         1.41 "Super Top Heavy Plan" means a plan described in Section 2.2(b).

         1.42 "Suspense Account" means the total forfeitable portion of all Former Participants' Accounts which has not yet become a Forfeiture during any Plan Year.

         1.43 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

         1.44 "Top Heavy Plan" means a plan described in Section 2.2(a).

         1.45 "Top Heavy Plan Year" means that, for a particular Plan Year commencing after December 31, 1983, the Plan is a Top Heavy Plan.

         1.46 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants.

         1.47 "Trustee" means the person or entity named as trustee herein, and any successors.

         1.48 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

         1.49 "Vested" means the portion of a Participant's Account that is nonforfeitable.

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         1.50 "Year of Service" shall mean the computation period of twelve (12)
consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

         For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service.

         For vesting purposes a Year of Service shall be a Plan Year in which an Employee completes 1000 Hours of Service.

                                   ARTICLE II
                          TOP HEAVY AND ADMINISTRATION

         2.1      TOP HEAVY PLAN REQUIREMENTS

                  (a) For any Top Heavy Plan Year, the Plan shall provide the following:

                      (1) special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan;

                      (2) special minimum allocation requirements of Code
         Section 416(c) pursuant to Section 4.6 of the Plan;

                      (3) for Plan Years beginning prior to January 1,
         1989, special Compensation and "415 Compensation" requirements of Code
         Section 416(d).

         2.2      DETERMINATION OF TOP-HEAVY STATUS

                  (a) This Plan shall be a Top Heavy Plan for any Plan Year commencing after December 31, 1983, in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of as Aggregation Group.

                  If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group). In addition, for Plan Years beginning after December 31, 1984, if a Participant or former Participant has not received any "415 Compensation" from any Employer

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maintaining the Plan (other than benefits under the Plan) at any time during the five year period ending on the Determination Date, the Aggregate Account and/or Present Value of Accrued Benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan.

                  (b) This Plan shall be a Super Top-Heavy Plan for any Plan Year commencing after December 31, 1983, in which, as of the Determination Date,
(1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                  (c) Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

                      (1) his Participant's Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

                      (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

                      (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years.

                      However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top-heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

                       (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified deductible employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

                       (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan

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         transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance.

                       (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                       (7) For the purposes of determining whether two (2) employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c) or (m) are treated as the same employer.

                  (d) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                       (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant, in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                       In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

                       (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and
         410. Such group shall be known as a Permissive Aggregation Group.

                       In the case of a permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

                       (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top-Heavy Plans.

                       (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

                  (e) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

                  (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

                  (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

                      (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

                      (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

         2.3      POWERS AND RESPONSIBILITIES OF THE EMPLOYER

                  (a) The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of this Agreement, the Code, and the Act.

                  (b) The Employer shall establish a "funding policy and method", i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

                  (c) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

         2.4      ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE AUTHORITY

         The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

         The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

         2.5      ALLOCATION AND DELEGATION OF RESPONSIBILITIES

         If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

         2.6      POWERS AND DUTIES OF THE ADMINISTRATOR

         The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

         The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                  (a) to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder;

                  (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

                  (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

                  (d) to maintain all necessary records for the administration of the Plan;

                  (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                  (f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

                  (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Trust Fund;

                  (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

                  (i) to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash.

                  (j) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

         2.7      RECORDS AND REPORTS

         The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

         2.8      APPOINTMENT OF ADVISERS

         The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, and advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

         2.9      INFORMATION FROM EMPLOYER

         To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

         2.10     PAYMENT OF EXPENSES

         All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator including, but not limited to, fees of accountants, counsel, and other specialists, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered as an Employer contribution.

         2.11     MAJORITY ACTIONS

         Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.5, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

         2.12     CLAIMS PROCEDURE

         Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

         2.13     CLAIMS REVIEW PROCEDURE

         Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.12 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.12. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 160 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE III
                                   ELIGIBILITY

         3.1      CONDITIONS OF ELIGIBILITY

         Any employee who has completed one (1) Year of Service and has reached his 21st birthday shall be eligible to participate hereunder as of the date he has satisfied such requirements.

         3.2      APPLICATION FOR PARTICIPATION

         In order to become a Participant hereunder, each Eligible Employee must make application to the Employer for participation in the Plan and agree to the terms hereof. In the event any Employee otherwise qualified to become a Participant fails to file such application, the Employer shall file such application on behalf of such Employee on a nondiscriminatory basis. Upon the acceptance of any benefits under this Plan, such Employee shall automatically be bound by the terms and conditions of this Agreement and all amendments hereto.

         3.3      EFFECTIVE DATE OF PARTICIPATION

         An Employee who has become eligible to be a Participant shall become a Participant effective as of the earlier of the first day of the Plan Year or the first day of the seventh month of such Plan Year coinciding with or next following the date the Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred).

         3.4      DETERMINATION OF ELIGIBILITY

         The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made in accordance with this Agreement and the Act. Such determination shall be subject to review per Section 2.13.

         3.5      TERMINATION OF ELIGIBILITY

         In the event a Participant shall go from a classification of an Eligible Employee to a noneligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of this Agreement. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

         3.6      OMISSION OF ELIGIBLE EMPLOYEE

         If, in any Fiscal Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

         3.7      INCLUSION OF INELIGIBLE EMPLOYEE

         If, in any Fiscal Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Fiscal Year in which the discovery is made.

         3.8      ELECTION NOT TO PARTICIPATE

         Notwithstanding Section 3.2, an Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer in writing before the beginning of a Plan Year.

                                   ARTICLE IV
                           CONTRIBUTION AND ALLOCATION

         4.1      FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

         For the Fiscal Year during which the Plan is adopted and each Fiscal Year thereafter, the Employer shall contribute to the Plan:

                  (a) The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed the Employer's Elective Contribution, plus

                  (b) A matching contribution equal to 50% of the Deferred Compensation of all Participants eligible to share in allocations, which amount shall be deemed the Employer's Non-Elective Contribution, plus

                  Except, however, in applying the matching contribution percentage specified above, only salary reductions up to 20% of Compensation shall be considered.

                  (c) A discretionary amount which amount shall be deemed the Employer's Non-Elective Contribution.

                  (d) Notwithstanding the above, however, the Employer's contribution for any Fiscal Year shall be made out of current or accumulated Net Profit and shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

                  (e) Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds current or accumulated Net Profit or the amount which is deductible under Code Section 404.

         4.2      PARTICIPANT'S SALARY REDUCTION ELECTION

                  (a) Each Participant may elect to defer a portion of his Compensation by up to the maximum amount which will not cause the Plan to violate the provisions of Sections 4.7(a) and 4.11, or cause the Plan to exceed the maximum amount allowable as a deduction to the Employer under Code Section 404.

                  The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

                  (b) The balance in each Participant's Elective Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                  (c) Amounts held in the Participant's Elective Account may not be distributable prior to the earlier of:

                      (1) his termination of employment, Total and Permanent Disability or death;

                      (2)  his attainment of age 59 1/2;

                      (3) termination of the Plan without establishment of successor plan by the Employer or an Affiliated Employer;

                      (4) the date of the sale by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) with respect to a Participant who continues employment with the corporation acquiring such assets;

                      (5) the date of the sale by the Employer or an Affiliated Employer of its interest in a subsidiary (within the meaning of Code
         Section 409(d)(3)) to an entity which is not an Affiliated Employer with respect to a Participant who continues employment with such subsidiary; or

                      (6) proven financial hardship, subject to the limitations of Section 4.2(j).

                  (d) A Participant's Deferred Compensation made pursuant to this Section shall not exceed $7,000 for the taxable year of the Participant. This dollar limitation shall be adjusted annually as provided in Code Section 415(d) pursuant to Regulations. The adjusted limitation shall be effective as of January 1st of each calendar year.

                  (e) In the event that the dollar limitation provided for in
Section 4.2(d) is exceeded, the Administrator shall direct the Trustee to distribute such excess amount, and any income allocable to such amount, to the Participant not later than the first April 15th following the close of the Participant's taxable year. If there is a loss allocable to such excess amount, the distribution shall in no event be less than the lesser of the Participant's Elective Account or the Participant's Deferred Compensation for the Plan Year.

                  (f) In the event that a Participant is also a participant in
(1) another qualified cash or deferred arrangement (as defined in Code Section 401(k)), (2) a simplified employee pension (as defined in Code Section 408(k)), or (3) a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)) and the elective deferrals, as defined in Code Section 402(g)(3), made under such other arrangement(s) and this Plan cumulatively exceed $7,000 (or such amount adjusted annually as provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. Such amount shall then be distributed in the same manner as provided in Section 4.2(e).

                  (g) At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide additional benefits to the Participant pursuant to Section 6.5.

                  (h) All amounts allocated to a Participant's Elective Account may be treated as a Directed Investment Account pursuant to Section 4.14.

                  (i) Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section
4.6 have been made.

                  (j) The Administrator, at the request of the Participant, shall direct the Trustee to distribute to any Participant or his Beneficiary in any one Fiscal Year up to 100% of his Participant's Elective Account, valued as of the last Anniversary Date, in the case of proven extreme financial necessity. For Plan Years beginning after December 31, 1988, such distribution shall be limited solely to the Participant's Deferred Compensation for all Plan Years without regard to any earnings on such Deferred Compensation. Withdrawal under this Section shall only be authorized in the event of financial hardship resulting from accident to or sickness of a Participant or his dependents; or financial hardship resulting from the establishing or preserving of the home in which the Participant resides, provided funds are not reasonably available from other financial resources of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year and the Participant's Elective Account shall be reduced accordingly.

         4.3      AMOUNT OF EMPLOYER'S CONTRIBUTION

         The Employer shall determine the amount of any profit sharing contribution to be made to the Plan. In determining such contribution, the Employer shall be entitled to rely upon an estimate of the total Compensation for all Participants and of the amounts contributable by it. The Employer's determination of such contribution shall be binding on all Participants, the Employer, and the Trustee. Such determination shall be final and conclusive and shall not be subject to change as a result of a subsequent audit by the Internal Revenue Service or as a result of any subsequent adjustment of the Employer's records. The Trustee shall have no right or duty to inquire into the amount of the Employer's contribution or the method used in determining the amount of the Employer's contribution, but shall be accountable only for funds actually received by the Trustee.

         4.4      TIME OF PAYMENT OF NON-ELECTIVE CONTRIBUTION

         The Employer shall pay to the Trustee its Non-Elective Contribution to the Plan for each Fiscal Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.

         4.5      TIME OF PAYMENT OF ELECTIVE CONTRIBUTION

         The Employer shall pay to the Trustee its Elective Contribution to the Plan for each Fiscal Year not later than 30 days (or within the time prescribed by regulations issued by the Secretary of the Treasury) after the Plan Year for which they are deemed to be paid.

         Except, however, Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee with reasonable promptness, and in any event will be paid by the end of the succeeding month following such payroll deductions.

         4.6      ALLOCATION OF CONTRIBUTION, EARNINGS AND FORFEITURES

                  (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as hereafter set forth. However, the Administrator may separately account for that portion of each Participant's Account attributable to Top Heavy Plan Years and Non-Top Heavy Plan Years.

                  (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contribution for each Fiscal Year. Within 45 days after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

                      (1) With respect to the Employer's Elective Contribution made pursuant to Section 4.1(a), to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the Year.

                      (2) With respect to the Employer's Non-Elective Contribution pursuant to Section 4.1(b), to each Participant's Account in the same proportion that each such Participant's Deferred Compensation for the year bears to the total Deferred Compensation of all Participants for such year.

                      In making the matching allocation provided above, only Deferred Compensation up to 20% of a Participant's Compensation shall be considered.

                      (3) With respect to the Employer's Non-Elective Contribution pursuant to Section 4.1(c), to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

                      Except for the first Plan Year ending December 31,
         1987, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Employer's Non-Elective Contribution made pursuant to Section 4.1(c) for that year, unless required pursuant to Section 4.6(g).

                  (c) As of each Anniversary Date or other valuation date, before allocation of Employer contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts bear to the total of all Participants' and Former Participants' nonsegregated accounts as of such date.

                  (d) As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 6.4(d). The remaining Forfeitures, if any, shall be allocated among the Participants' Accounts in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for the year. Provided, however, that in the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 4.11) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.12.
Except, however, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Plan Forfeitures for that year, unless required pursuant to Section 4.6(g).

                  (e) Minimum Allocations Required for Top Heavy Plan Years:
Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 compensation". However, if (i) the sum of the Employer's contributions and Forfeitures allocated to the Participant's Combined Account of each Key Employee for such Top-Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 compensation", and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of each Key Employee. However, for Plan Years beginning after December 31, 1988, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employees Deferred Compensation shall not be taken into account.

                  Except, however, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 providing such benefits included with this Plan in a Required Aggregation Group.

                  (f) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contribution and Forfeitures allocated on behalf of such Key Employee divided by the "415 compensation" for such Key Employee.

                  (g) For any Top-Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service and (2) declined to make mandatory contributions (if required) to the Plan and (3) been excluded from participation because of their level of Compensation.

                  (h) For the purposes of this Section, "415 compensation" shall be as defined in Section 4.11(d), and shall, for Plan Years beginning prior to January 1, 1989, be limited to $200,000 in Top-Heavy Plan Years. Thereafter, "415 Compensation" shall be limited to $200,000 in all Plan Years (unless adjusted in such manner as permitted under Code Section 415(d)).

                  (i) Any Participant who terminated employment during the Plan Year for reasons other than death, Total and Permanent Disability or retirement shall not share in the allocations of the Employer's discretionary Contributions and Forfeitures. Further, if any nonsegregated account of a Participant has been distributed prior to the subsequent Anniversary Date or other valuation date, no earnings and losses shall be credited.

                  (j) Participants who terminated employment during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

                  (k) Participants who terminated employment during the Plan Year shall share in the matching contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

                  (l) Notwithstanding anything herein to the contrary, Participants terminating for reasons of death shall share in the allocations of contributions and Forfeitures provided for in this Section regardless of whether they completed a Year of Service during the Plan Year.

                  (m) Notwithstanding anything herein to the contrary, Participants terminating for reasons of Total and Permanent Disability shall share in the allocations of contributions and Forfeitures provided for in this Section regardless of whether they completed a Year of Service during the Plan Year.

                  (n) Notwithstanding anything herein to the contrary, Participants terminating for reasons of retirement shall share in the allocations of contributions and Forfeitures provided for in this Section regardless of whether they completed a Year of Service during the Plan Year.

                  (o) If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

                      (1) one account for nonforfeitable benefits attributable to pre-break service; and

                      (2) one account representing his status in the Plan attributable to post-break service.

         4.7      ACTUAL DEFERRAL PERCENTAGE TESTS

                  (a) Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Employer Elective contributions to a Participant's Elective Account shall satisfy one of the following tests:

                      (1) The "Actual Deferral Percentage" for the "Highly Compensated Participant" group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.5, or

                      (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than three percentage points or such lesser amount determined pursuant to Regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2.5.

                  (b) For the purposes of this Section the following definitions shall apply:

                      (1) "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer contributions allocated to each Participant's Elective Account (unreduced by distributions made pursuant to Sections 4.2(e) and 4.2(f)) for such Plan Year, to such Participant's Compensation for such Plan Year. For Plan Years beginning after December 31, 1986 and for the purpose of determining the "Actual Deferral Percentage" of a Highly Compensated Participant, the Elective Contributions and Compensation of such Highly Compensated Participant shall include the Elective Contributions and Compensation of Family Members, and such affected Family Members shall be disregarded in determining the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group.

                      (2) Highly Compensated Participant means a Participant defined in Section 1.24. However, for Plan Years beginning prior to January 1, 1987, "Highly Compensated Participant" means any Participant who receives with respect to Compensation that is taken into account prior to the deferral election, more Compensation than two-thirds of all other Participants. Both 1/3 and 2/3 of all the Participants shall be rounded to the nearest integer.

                  (c) For the purposes of Sections 4.7(a) and 4.8, a Highly Compensated Participant and a Non-Highly Compensated Participant" shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made.

                  (d) For the purposes of this Section, if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one arrangement.

                  (e) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two (2) or more cash or deferred arrangements of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such Highly Compensated Participant.

                  (f) Notwithstanding the above, the determination and treatment of Elective Contributions and "Actual Deferral Percentage" of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         4.8      ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

         In the event that the initial allocations of the Employer's contributions made pursuant to Section 4.6 do not satisfy one of the tests set forth in Section 4.7(a), the Administrator shall adjust either the Employer's Elective Contribution or the Employer's Non-Elective Contribution pursuant to the options set forth below:

                  (a) On or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, each Highly Compensated Participant, beginning with the participant having the highest "Actual Deferral Percentage", shall have his portion of excess Deferred Compensation (and any income allocable to such portion) distributed to him until one of the tests set forth in Section 4.7(a) is satisfied.

                  (b) Within 30 days after the end of the Plan Year, a portion of the Employer's Non-Elective Contribution shall be deemed an Employer Elective Contribution for purposes of Section 4.7(a) and for vesting and withdrawal purposes pursuant to Section 4.2. Such portion shall be equal to an amount necessary to satisfy one of the test set forth in Section 4.7(a), and shall be reallocated to the Participant's Elective Account. Such reallocation of the Employer's Non-Elective Contribution shall be made on behalf of Non-Highly Compensated Participants.

                  (c) Within 30 days after the end of the Plan Year, the Employer shall make a contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in
Section 4.7(a). Such contribution shall be deemed an Employer Elective Contribution and allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Deferred Compensation for the year bears to the total Deferred Compensation of all Non-Highly Compensated Participants.

         4.9      MAXIMUM CONTRIBUTION PERCENTAGE

                  (a) The "Contribution Percentage" for the Highly Compensated Participant group shall not exceed the greater of:

                      (1) 125 percent of such percentage for the Non-Highly Compensated Participant group; or

                      (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points or such lesser amount determined pursuant to Regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant.

                  (b) For the purposes of this Section and Section 4.10, "Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

                      (1) the sum of the matching contributions pursuant to
         Section 4.1 contributed under the Plan on behalf of each such Participant for such Plan Year; to

                      (2) the Participant's Compensation for such Plan Year.

                  (c) For purpose of determining the "Contribution Percentage", the Administrator may elect pursuant to Regulations to take into account elective deferrals (as defined in Code Section 402(g)(3)(A)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. In addition, the "Contribution Percentage" for a Highly Compensated Participant shall be determined by including matching contributions pursuant to Section 4.1 and Compensation of Family Members, and such affected Family Members shall be disregarded in determining the "Contribution Percentage of Non-Highly Compensated Participants. In all cases the determination and treatment of the

"Contribution Percentage" of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  (d) For purposes of this Section, if two or more plans of the Employer to which matching contributions, Employee contributions, or elective deferrals are made are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Section 4.9. In addition, if a Highly Compensated Participant participates in two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) which are maintained by the Employer or an Affiliated Employer to which such contributions are made, all such contributions shall be aggregated for purposes of this Section 4.9.

                  (e) For purposes of Sections 4.9(a) and 4.10, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have matching contributions pursuant to Section 4.1 allocated to his account for the Plan Year.

         4.10     ADJUSTMENT FOR EXCESSIVE CONTRIBUTION PERCENTAGE

                  (a) In the event that the "Contribution Percentage" for the Highly Compensated Participant group exceeds the "Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.9(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan
Year) shall direct the trustee to distribute to the Highly Compensated Participant group the amount of "Excess Aggregate Contributions" (and any income allocable to such contributions) or, if forfeitable, forfeit such "Excess Aggregate Contributions". Such distribution or forfeiture shall be made on behalf of the Highly Compensated Participant group in order of their "Contribution Percentages" beginning with the highest of such percentages. Forfeitures of "Excess Aggregate Contributions" shall be treated in accordance with Section 4.6. However, no such forfeiture may be allocated to a Highly Compensated Participant whose contributions are reduced pursuant to this Section.

                  (b) For the purposes of this Section, "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

                      (1) the aggregate amount of contributions pursuant to Sections 4.9(b)(1) and 4.9(c) actually made on behalf of the Highly Compensated Participant group for such Plan Year, over

                      (2) the maximum amount of such contributions permitted under the limitations of Section 4.9(a).

                  (c) The determination of the amount of "Excess Aggregate Contributions" with respect to any Plan Year shall be made after:

                      (1) first determining the excess contributions pursuant to
         Section 4.2(d), and

                      (2) then determining the excess annual allocations pursuant to Section 4.7(a).

         4.11     MAXIMUM ANNUAL ADDITIONS

                  (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or (2) twenty-five percent (25%) of the Participant's "415 compensation" for such "limitation year".

                  (b) For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) employee contributions,
(3) Forfeitures, (4) amounts allocated after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(1) which is part of a pension or annuity plan maintained by the Employer, and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A9(f)(2)) after separation from service which is otherwise treated as an "annual addition", or
(2) any amount otherwise treated as an "annual addition" under Code Section 415(1)(1).

                  (c) For purposes of applying the limitations of Code Section 415, the following are not "annual additions": (1) transfer of funds from one qualified plan to another; (2) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3); (3) repayments of loans made to a Participant from the Plan; (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (5) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); (6) Employee contributions to a simplified employee pension allowed as a deduction under Code Section 219(a); and (7) deductible Employee contributions to a qualified Plan.

                  (d) For purposes of applying the limitations of Code Section 415, "415 compensation" shall include the Participant's wages, salaries, fees for professional service and other amounts for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses and in the case of a Participant who is an Employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the Participant's earned income (as described in Code Section 401(c)(2) and the regulations thereunder)) paid during the "limitation year".

"415 compensation" shall exclude (1) (A) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed,
(B) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are deductible by the Employee under Code Section 219(a), (C) any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed except that any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
(3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee). For Plan Years beginning after December 31, 1988, "415 Compensation" shall be limited to $200,000 (unless adjusted in the same manner as permitted under Code Section 415(d)).

                  (e) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

                  (f) The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code
Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

                  (g) For the purpose of this Article, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                  (h) For the purposes of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group (as defined by Code Section 414(m)), all Employees of such Employers shall be considered to be employed by a single Employer.

                  (i) For the purpose of this Section, if this Plan is a Code
Section 413(c) plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

                  (j) (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year".

                      (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under defined contribution plan not subject to Code Section 412.

                      (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and
         (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

                  (k) Subject to the exception in Section 4.11(o) below, if an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

                  (l) (1) The defined benefit plan fraction for any "limitation year" is a fraction (A) the numerator of which is the "projected annual benefit" of the Participant under the Plan (determined as of the close of the "limitation year"), and (B) the denominator of which is the greater of the product of 1.25 multiplied by the "protected current accrued benefit" or the lesser of: (i) the product of 1.25 multiplied by the maximum dollar limitation provided under Code Section 415(b)(1)(A) for such "limitation year", or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code
         Section 415(b)(1)(B) for such "limitation year".

                      (2) For purposes of applying the limitations of Code
         Section 415, the "projected annual benefit" for any Participant is the benefit, payable annually, under the terms of the Plan determined pursuant to Regulation 1.415-7(b)(3).

                      (3) For purposes of applying the limitations of Code
         Section 415, "protected current accrued benefit" for any Participant in a defined benefit plan in existence on July 1, 1982, shall be the accrued benefit, payable annually, provided for under question T-3 of Internal Revenue Service Notice 83-10.

                  (m) (1) The defined contribution plan fraction for any "limitation year" is a fraction (A) the numerator of which is the sum of the "annual additions" to the Participant's accounts as of the close of the "limitation year" and (B) the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with the Employer: (i) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for such "limitation year" (determined without regard to Code Section 415(c)(6)), or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) for such "limitation year".

                      (2) Notwithstanding the foregoing, the numerator of the defined contribution plan fraction shall be adjusted pursuant to Regulation 1.415-7(d)(1) and questions T-6 and T-7 of Internal Revenue Service Notice 83-10.

                      (3) For defined contribution plans in effect on or before July 1, 1982, the Administrator may elect, for any "limitation year" ending after December 31, 1982, that the amount taken into account in the denominator for every Participant for all "limitation years" ending before January 1, 1983 shall be an amount equal to the product of (A) the denominator for the "limitation year" ending in 1982 determined under the law in effect for the "limitation year" ending in 1982 multiplied by (B) the "transition fraction".

                      (4) For purposes of the preceding paragraph, the term "transition fraction" shall mean a fraction (A) the numerator of which is the lesser of (i) $51,875 or (ii) 1.4 multiplied by twenty-five percent (25%) of the Participant's "415 compensation" for the "limitation year" ending in 1981, and (B) the denominator of which is the lesser of (i) $41,500 or (ii) twenty-five percent (25%) of the Participant's "415 compensation" for the "limitation year" ending in 1981.

                      (5) Notwithstanding the foregoing, for any "limitation year" in which the Plan is a Top Heavy Plan, $41,500 shall be substituted for $51,875 in determining the "transition fraction" unless the extra minimum allocation is being provided pursuant to Section 4.6. However, for any "limitation year" in which this Plan is a Super Top Heavy Plan, $41,500 shall be substituted for $51,875 in any event.

                  (n) Notwithstanding the foregoing, for any "limitation year" in which the Plan is a Top Heavy Plan, 1.0 shall be substituted for 1.25 in paragraph l(1) and m(1) unless the extra minimum allocation is being provided pursuant to Section 4.6. However, for any "limitation year" in which the Plan is a Super Top-Heavy Plan, 1.0 shall be substituted for 1.25 in any event.

                  (o) If (1) the substitution of 1.00 for 1.25 and $41,500 for $51,875 above or (2) the excess benefit accruals or "annual additions" provided for in Internal Revenue Service Notice 82-19 cause the 1.0 limitation to be exceeded for any Participant in any "limitation year", such Participant shall be subject to the following restrictions for each future "limitation year" until the 1.0 limitation is satisfied: (A) the Participant's accrued benefit under the defined benefit plan shall not increase (B) no "annual additions" may be credited to a Participant's accounts and (C) no Employee contributions (voluntary or mandatory) shall be made under any defined benefit plan or any defined contribution plan of the Employer.

                  (p) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference for Plan Years beginning after December 31, 1986.

         4.12     ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

                  (a) If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) return any voluntary Employee contributions credited for the "limitation year" to the extent that the return would reduce the "excess amount" in the Participant's accounts (2) hold any "excess amount" remaining after the return of any voluntary Employee contributions in a "Section 415 suspense account" (3) allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year" (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year".

                  (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.11.

                  (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year". The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

                  (d) The Plan may not distribute "excess amounts" to Participants or Former Participants.

         4.13     TRANSFERS FROM QUALIFIED PLANS

                  (a) With the consent of the Administrator, amounts may be transferred from other qualified corporate and, after December 31, 1983, noncorporate plans, provided that the trust from which such funds are transferred permits the transfer to be made and, in the opinion of legal counsel for the Employer, the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences to the Employer. The amounts transferred shall be set up in a separate account herein referred to as a "Participant's Rollover Account". Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                  (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan, and such amounts shall not be subject to Forfeiture for any reason and may not be withdrawn by or distributed to the Participant, in whole or in part, except as provided in Paragraph (c) of this Section.

                  (c) At Normal Retirement Date, or such other date when the Participant or his beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant.

                  (d) The Administrator may direct that employee transfers made after the first month of the Plan Year pursuant to this Section be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee until the first day of the following Plan Year, at which time they will be invested as determined by the Administrator pursuant to Section 4.13(e).

                  (e) Unless the Administrator directs that the Participant's Rollover Account be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee, it shall be invested as part of the general Trust Fund and shall share in earnings and losses. Except, however, deposits into the general Trust Fund after the first month of the Plan Year shall not share in earnings and losses for such year.

                  (f) All amounts allocated to a Participant's Rollover Account may be treated as a Directed Investment Account pursuant to Section 4.14.

                  (g) For purposes of this Section the term "amounts transferred from another qualified corporate and noncorporate plan" shall mean: (i) amounts transferred to this Plan directly from another qualified corporate (and, after December 31, 1983, noncorporate) plan; (ii) lump sum distributions received by an Employee from another qualified Plan which are eligible for tax free rollover to a qualified corporate or noncorporate plan and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof;
(iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified corporate (and, after December 31, 1983, noncorporate) plan as a lump sum distribution (B) were eligible for tax free rollover to a qualified corporate or noncorporate plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the

Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account. Prior to accepting any transfers to which this Section applies the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

                  (h) For purposes of this Section, the term "qualified corporate or noncorporate plan" shall mean any tax qualified plan under Code
Section 401(a).

                  (i) Notwithstanding anything herein to the contrary, this Plan shall not accept any direct or indirect transfers after January 1, 1985 from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

         4.14     DIRECTED INVESTMENT ACCOUNT

                  (a) The Administrator, in his sole discretion may determine that all Participants be permitted to direct the Trustee as to the investment of all or a portion of the Vested interest in any one or more of their individual account balances. If such authorization is given by the Administrator, Participants may, subject to a procedure established and applied in a uniform nondiscriminatory manner, direct the Trustee in writing to invest their account in specific assets including Employer securities or real property and other investments permitted under the Plan. To the extent so directed, the Trustees are relieved of their fiduciary responsibilities as provided in Section 404 of the Act. That portion of the Vested account of any Participant so directing will thereupon be considered a Directed Investment Account which shall not share in Trust Fund earnings, nor shall such account be taken into consideration for purposes of Section 4.6(i).

                  (b) A separate Directed Investment Account shall be established for each Participant who has directed an investment. Transfers between the Participant's regular account and his Directed Investment Account shall be charged and credited as the case may be to each account. The Directed Investment Account shall not share in Trust Fund Earnings, but shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to such account.

                                    ARTICLE V
                                   VALUATIONS

         5.1      VALUATION OF THE TRUST FUND

         The Administrator shall direct the Trustee, as of each Anniversary Date, and at such other date or dates deemed necessary by the Administrator, herein called "valuation date", to determine the net worth of the assets comprising the Trust Fund as it exists on the "valuation date" prior to taking into consideration any contribution to be allocated for that Plan Year. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the "valuation date" and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

         5.2      METHOD OF VALUATION

         In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the "valuation date". If such securities were not traded on the "valuation date" or if the exchange on which they are traded was not open for business on the "valuation date", then the securities shall be valued at the prices at which they were last traded prior to the "valuation date". Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the "valuation date", which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

                                   ARTICLE VI
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

         6.1      DETERMINATION OF BENEFITS UPON RETIREMENT

         Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date or Early Retirement Date. Upon such Normal Retirement Date or Early Retirement Date, all amounts credited to such Participant's Account shall become distributable. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan shall continue until his Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute all amounts credited to such Participant's Account in accordance with Section 6.5.

         6.2      DETERMINATION OF BENEFITS UPON DEATH

                  (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully Vested. On or before the Anniversary Date coinciding with or next following such death, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant's Account to the Participant's Beneficiary.

                  (b) On or before the Anniversary Date coinciding with or next following the death of a Former Participant, the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, shall distribute any remaining amounts credited to the account of such deceased Former Participant to such Former Participant's Beneficiary.

                  (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                  (d) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

                      (i) the spouse has waived her right to be the Participant's Beneficiary, or

                      (ii) the Participant has no spouse, or

                      (iii)the spouse cannot be located.

                  In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any such change or revocation. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

                  (e) Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

                  In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any such change or revocation. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

         6.3      DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

         In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or separation from service, all amounts credited to such Participant's Account shall become fully Vested. On or before the Anniversary Date coinciding with or next following the event of Total and Permanent Disability, the Trustee in accordance with the provisions of Sections 6.5 and 6.7, shall distribute to such Participant all amounts credited to such Participant's Account as though he had retired.

         6.4      DETERMINATION OF BENEFITS UPON TERMINATION

                  (a) On or before the Anniversary Date coinciding with or subsequent to the termination of a Participant's employment for any reason other than death, Total and Permanent Disability or retirement, the Administrator may direct the Trustee to segregate the amount of the Vested portion of such Terminated Participant's Account and invest the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit, common or collective trust fund of a bank or a deferred annuity. In the event the Vested portion of a Participant's Account is not segregated, the amount shall remain in a separate account for the Terminated Participant and share in allocations per
Section 4.6 until such time as a distribution is made to the Terminated Participant. The amount of the Terminated Participant's Account which is not Vested shall be credited to the Suspense Account (which will always share in gains and losses of the trust) and shall, subsequently, be allocated to the accounts of the remaining Participants in accordance with the terms of the Plan at such time as the amount becomes a Forfeiture.

                  Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator may direct the Trustee to cause the entire Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant.

                  However, a Terminated Participant's Vested benefit derived from Employer and Employee contributions may not be paid without his written consent if the value exceeds $3,500. For Plan Years beginning prior to January l, 1985, this amount shall be reduced to $1,750. Written consent of the Participant to the distribution must be obtained not more than 90 days before commencement of the distribution.

                  If the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions is $3,500 or less, the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant without regard to the Participant's election or the consent of said Participant's spouse.

                  (b) The Vested portion of any Participant's Account shall be a percentage of the total amount credited to his Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

                                    Vesting Schedule

                      Years of Service                   Percentage
                             1                               0%
                             2                               0%
                             3                               0%
                             4                              50%
                             5                             100%

                  (c) Notwithstanding the vesting provided for in paragraph (b) above, for any Top Heavy Plan Year, the Vested portion of the Participant's Account of any Participant who has an Hour of Service after the Plan becomes top heavy shall be a percentage of the total amount credited to his Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

                                    Vesting Schedule

                      Years of Service                   Percentage
                           1 - 2                             0%
                             3                             100%

                  If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall revert to the vesting schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan.

                  (d) The computation of Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result or any direct or indirect amendment to this Article. In the event that this Agreement is amended to change or modify any vesting schedule, a Participant with at least five (5) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. For Plan Years beginning after December 31, 1988, three (3) shall be substituted for five (5) in the preceding sentence. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                      (i)  the adoption date of the amendment,

                      (ii) the effective date of the amendment, or

                      (iii) the date the Participant receives written notice of the amendment from the Employer or Administrator.

                  (e) (1) If any Former Participant shall be reemployed by the Employer before a 1-year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

                      (2) If any Former Participant shall be reemployed by the employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him, before the end of a period of five (5) consecutive 1-Year Breaks in Service. In the event the Former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's

         Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other valuation date preceding his termination.

                      (3) If any Former Participant is reemployed by the Employer after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

                      (i) If a Former Participant has a 1-Year Break in Service, his pre-break and post-break service shall be used for computing Years of Service for eligibility and for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment with the Employer;

                      (ii) Each non-vested Former Participant shall lose credits otherwise allowable under (i) above, if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service:

                      (iii) After five (5) consecutive 1-Year Breaks in Service, a Former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

                      (iv) If a Former Participant completes one (1) Year of Service for eligibility purposes following his reemployment with the Employer, he shall participate in the Plan retroactively from his date of reemployment;

                      (v) If a Former Participant completes a Year of Service (a 1-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day of the Plan Year during which he completes one (l)-Year of Service.

         6.5      DISTRIBUTION OF BENEFITS

                  (a) The Administrator, pursuant to the election of a Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

                      (i)  One lump-sum payment in cash or in property;

                      (ii) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments, after first having (A) segregated the aggregate amount thereof in a separate, federally insured savings account or certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchased a nontransferable annuity contract providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

                  (b) Any distribution to a Participant shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. Failure to consent shall be deemed to be an election to defer the commencement of payment of any benefit.

                  (c) If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his designated Beneficiary.

                  (d) If a Participant's retirement benefit is to be distributed to him and his Beneficiaries over a period in excess of the Participant's then life expectancy, the then present value of the payments to be made over the period of the Participant's then life expectancy must be more than fifty percent (50%) of the then present value of the total payments to be made to the Participant and his Beneficiaries.

                  (e) Notwithstanding any provision in the Plan to the contrary, a Participant's benefits shall be distributed to him not later than April 1 of the calendar year following the later of (i) the calendar in year in which he attains age seventy and one-half (70-1/2), or (ii) in the case of a Participant other than a "five (5) percent owner" (as defined in Section 1.23(c)), the calendar year in which he retires. Alternatively, distributions to a Participant must begin no later than the April 1 following such calendar year and must be made over the life of the Participant (or lives of the Participant and the Participant's designated Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary). For Plan Years beginning after December 31, 1988, clause (ii) above shall not apply to any Participant unless the Participant had attained age 70 1/2 before January 1, 1988 and was not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year.

                  (e) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse may be redetermined, but not more frequently than annually, and in accordance with such rules as may be prescribed by Treasury regulations. Further, life expectancy and joint and last survivor expectancy shall be computed using the return multiples of Regulation 1.72-9.

         6.6      DISTRIBUTION OF BENEFITS UPON DEATH

                  (a) The death benefit payable pursuant to Section 6.2 shall be paid to the Participant's Beneficiary by either of the following methods,

                          (i) One lump sum payment in cash or in property;

                          (ii)Payment in monthly, quarterly, semi-annual, or
                  annual cash installments over a period to be determined by the Participant or his Beneficiary, and in installments as nearly equal as practicable. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

                      (2) In the event the death benefit payable pursuant to
         Section 6.2 is payable in installments, then, upon the death of the Participant, the Administrator shall direct the Trustee to segregate into a separate Trust Fund(s) the death benefit, and the Trustee shall invest such segregated Trust Funds separately, and the funds accumulated in such Trust Fund(s) shall be used for the payment of the installments hereinabove provided.

                      (3) The Administrator, at the election of the Participant's Beneficiary, shall direct the Trustee to (1) accelerate any installment payment to a Participant's Beneficiary or (2) at any time, purchase for the benefit of the Participant's Beneficiary an annuity with all monies or property held in the segregated Trust Fund(s).

                  (h) If the distribution of a Participant's interest has begun in accordance with a method selected in Section 6.5 and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of his date of death.

                  (i) If a Participant dies before he has begun to receive any distributions of his interest under the Plan, his death benefit shall be distributed to his Beneficiaries within 5 years after his death.

                  (j) The 5-year distribution requirement of Section 6.6(i) shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than one (1) year after the date of the Participant's death (or such later date as may be prescribed by Treasury regulations).

                  Except, however, in the event the Participant's spouse is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, such distribution must commence no later than the date on which the deceased Participant would have attained age seventy and one-half (70 1/2). If the surviving spouse dies before the distributions to such spouse begin, then the 5-year distribution requirement of Section 6.6(i) shall apply as if the spouse were the Participant.

                  (k) For the purposes of this Section, the life expectancy of a Participant and a Participant's spouse may be redetermined, but not more frequently than annually and in accordance with such rules as may be prescribed by Treasury regulations. Further, life expectancy and joint and last survivor expectancy shall be computed using the return multiples of Regulation 1.72-9.

         6.7      TIME OF SEGREGATION OR DISTRIBUTION

         Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution or to commence a series of payments on or as of an Anniversary Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than 180 days after the Anniversary Date. Except, however, unless a Former Participant elects in writing to defer the receipt of benefits, (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                      (1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein,

                      (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

                      (3) the date the Participant terminates his service with the Employer.

         6.8      DISTRIBUTION FOR MINOR BENEFICIARY

         In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

         6.9      LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

         In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be reallocated in the same manner as a Forfeiture, pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

         6.10     ADVANCE DISTRIBUTION FOR HARDSHIP

         The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant or his Beneficiary in any one Fiscal Year up to 100% of his Participant's Account, valued as of the last Anniversary Date or other valuation date, in the case of proven financial necessity. Provided, however, that no such distribution may be made to any Participant unless his Participant's Account has become fully Vested. Withdrawal under this Section shall be authorized in the event of financial hardship resulting from accident to or sickness of a Participant or his dependents, or financial hardship resulting from the establishing or preserving of the home in which the Participant resides. Distribution paid pursuant to this Section shall be deemed to be made as of the first day of the Plan Year and the Participant's Account shall be reduced accordingly. No distribution shall be made pursuant to this Section unless the balance in the Participant's Account has accumulated for at least two (2) years or the Participant has completed 5 years of participation in the Plan.

         6.11     LIMITATIONS ON BENEFITS AND DISTRIBUTIONS

         All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order" as those terms are defined in Code
Section 414(p).

                                   ARTICLE VII
                                     TRUSTEE

         7.1      BASIC RESPONSIBILITIES OF THE TRUSTEE

         The Trustee shall have the following categories of responsibilities:

                  (a) Consistent with the "funding policy and method" determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of an Investment Manager if the Trustee should appoint such manager as to all or a portion of the assets of the Plan;

                  (b) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries;

                  (c) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Fiscal Year a written annual report per Section 7.6.

                  (d) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

         7.2      INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

                  (a) The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times this Plan may qualify as a qualified Profit Sharing Plan and Trust.

                  (b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

         7.3      OTHER POWERS OF THE TRUSTEE

         The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of this Agreement, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

                  (a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

                  (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

                  (c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

                  (d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

                  (e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

                  (f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

                  (g) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

                  (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

                  (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

                  (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

                  (k) To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

                  (l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;

                  (m) To invest in Treasury Bills and other forms of United States government obligations;

                  (n) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange.

                  (o) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

                  (p) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests.

                  (q) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan;

                  (r) Directed Investment Account. The powers granted to the Trustee shall be exercised in the sole fiduciary discretion of the Trustee. However, if Participants are so empowered by the Administrator, each Participant may direct the Trustee to separate and keep separate all or a portion of his share of his account; and further each Participant is authorized and empowered, in his sole and absolute discretion, to give directions to the Trustee in such form as the Trustee may require concerning the investment of the Participant's Directed Investment Account, which directions must be followed by the Trustee subject, however, to restrictions on payment of life insurance premiums. Neither the Trustee nor any other persons including the Administrator or otherwise shall be under any duty to question any such direction of the Participant or to review any securities or other property, real or personal, or to make any suggestions to the Participant in connection therewith; and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder. Any such direction may be of a continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Trustee may require. The Trustee shall not be responsible or liable for any loss or expense which may arise from or result from compliance with any directions from the Participant nor shall the Trustee be responsible for, or liable for, any loss or expense which may result from the Trustee's refusal or failure to comply with any directions from the Participant. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions inappropriate. Any costs and expenses related to compliance with the Participant's directions shall be borne by the Participant's Directed Investment Account.

         7.4      LOANS TO PARTICIPANTS

                  (a) The Trustee may, in the Trustee's sole discretion, make loans to Participants and Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to highly compensated Employees, officers, or shareholders in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and
(5) shall provide for repayment over a reasonable period of time.

                  (b) Loans shall not be granted to any Participant or his Beneficiary that provide for a repayment period extending beyond such Participant's Normal Retirement Date.

                  (c) Loans made pursuant to this Section shall be limited to the lesser of:

                      (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

                      (ii) the greater of (A) one-half (1/2) of the present value of the Vested interest of such Participant's Account maintained on behalf of the Participant under the Plan or (B) $10,000.

                  For purposes of this limit, all plans of the Employer shall be considered one plan. Additionally, with respect to any loan made prior to January 1, 1987, the $50,000 limit specified in (1) above shall be unreduced.

                  (d) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five
(5) years. Except, however, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years.

                  Any loan made pursuant to this Section after August 18, 1985 where the Vested interest of the Participant is used to secure such loan shall require the written consent of the Participant's spouse. Such written consent must be obtained within the 90 day period prior to the date the loan is made.

         7.5      DUTIES OF THE TRUSTEE REGARDING PAYMENTS

         At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

         7.6      TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

         The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from this Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

         7.7      ANNUAL REPORT OF THE TRUSTEE

         Within sixty (60) days after the later of the Anniversary Date or receipt of the Employer's contribution for each Fiscal Year, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the Fiscal Year for which such contribution was made setting forth:

                  (a) the net income, or loss, of the Trust Fund;

                  (b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

                  (c) the increase, or decrease, in the value of the Trust Fund;

                  (d) all payments and distributions made from the Trust Fund;
and

                  (e) and such further information as the Trustee and/or Administrator deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

         7.8      AUDIT

                  (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether each of the following statements, schedules or lists, or any others that are required by Section 103 of the

Act or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently:

                      (i)  statement of the assets and liabilities of the Plan;

                      (ii) statement of changes in net assets available to the Plan;

                      (iii)statement of receipts and disbursements, a schedule of all assets held for investment purposes, a schedule of all loans or fixed income obligations in default at the close of the Plan Year;

                      (iv) a list of all leases in default or uncollectible during the Plan Year;

                      (v) the most recent annual statement of assets and liabilities of any bank common or collective trust fund in which Plan assets are invested or such information regarding separate accounts or trusts with a bank or insurance company as the Trustee and Administrator deem necessary; and

                      (vi) a schedule of each transaction or series of transactions involving an amount in excess of three percent (3%) of Plan assets.

                  All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

                  (b) If some or all of the information necessary to enable the Administrator to comply with Section 103 of the Act is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in
Section 103(b) of the Act within one hundred twenty (120) days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

         7.9      RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

                  (a) The Employer has the right at any time to appoint
Trustees.

                  (b) The Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of his resignation.

                  (c) The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date, a written notice of his removal.

                  (d) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

                  (e) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

                  (f) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Fiscal Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Fiscal Year required under Section 7.7 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Fiscal Year. The procedures set forth in Section 7.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 7.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 7.7 and this subparagraph.

         7.10     TRANSFER OF INTEREST

         Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer, upon a 1-Year Break in Service of a Participant, the Vested interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing, or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

         The Trustee may accept funds transferred from such trusts or a "conduit" Individual Retirement Account for the account of a Participant under this Plan, provided the conditions precedent to such transfer set forth in
Section 4.13 are satisfied. In the event of such a transfer under this Plan, the Trustee shall maintain a separate, nonforfeitable "Participant's Rollover Account" for the amount transferred. The Trustee may act upon the direction of the Administrator without determining the facts concerning a transfer.

                                  ARTICLE VIII
                       AMENDMENT, TERMINATION, AND MERGERS

          8.1      AMENDMENT

          The Employer shall have the right at any time to amend the Plan. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; no such amendment shall cause any reduction in the amount credited to the account of any Participant or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and no such amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may be made without the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

          For the purposes of this Section, a Plan amendment which has the effect of eliminating or reducing an early retirement benefit, eliminating an optional form of benefit (as provided in Treasury regulations) or restricting, directly or indirectly, the benefit provided to any Participant prior to the amendment shall be treated as reducing the amount credited to the account of a Participant.

         8.2      TERMINATION

         The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. A complete discontinuance of the Employer's contributions to the Plan shall be deemed to constitute a termination. Upon any termination (full or partial) or complete discontinuance of contributions, all amounts credited to the affected Participants' Accounts shall become 100% Vested and shall not thereafter be subject to forfeiture and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof. Upon such termination of the Plan, the Employer, by written notice to the Trustee and Administrator, may direct either:

                  (a) complete distribution of the assets in the Trust Fund to the Participants, in cash or in kind, in a manner consistent with the requirements of Section 6.5; or

                  (b) continuation of the Trust created by this agreement and the distribution of benefits at such time and in such manner as though the Plan had not been terminated.

         8.3      MERGER OR CONSOLIDATION

         This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other Plan and Trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1      PARTICIPANT'S RIGHTS

         This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

         9.2      ALIENATION

                  (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

                  (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Agreement. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be deducted in whole or part from his Participant's Combined Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Participant's Combined Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.12 and 2.13.

                  (c) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a

"qualified domestic relations order" a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

         9.3      CONSTRUCTION OF PLAN

         This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of Illinois, other than its laws respecting choice of law, to the extent not preempted by the Act.

         9.4      GENDER AND NUMBER

         Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

         9.5      LEGAL ACTION

         In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

         9.6      PROHIBITION AGAINST DIVERSION OF FUNDS

                  (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

                  (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

         9.7      BONDING

         Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of the Act), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in this Agreement to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

         9.8      EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

         Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

         9.9      INSURER'S PROTECTIVE CLAUSE

         Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

         9.10     RECEIPT AND RELEASE FOR PAYMENTS

         Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Agreement, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

         9.11     ACTION BY THE EMPLOYER

         Whenever the Employer under the terms of this Agreement is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

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

         9.12     NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

         The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Agreement. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee, the Administrator, and any Investment Manager which may be provided for under this Agreement; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, this Agreement. The Administrator shall have the sole responsibility for the administration of this Agreement, which responsibility is specifically described in this Agreement. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in this Agreement. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this Agreement, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under this Agreement, and is not required under this Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Agreement that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Agreement. No named Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

         9.13     HEADINGS

         The headings and subheadings of this Agreement have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

         9.14     APPROVAL BY INTERNAL REVENUE SERVICE

                  (a) Notwithstanding anything herein to the contrary, if, pursuant to an application filed by or in behalf of the Plan, the Commissioner of Internal Revenue Service or his delegate should determine that the Plan does not initially qualify as a tax-exempt plan and trust under Sections 401 and 501 of the Code, and such determination is not contested, or if contested, is finally upheld, then the Plan shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations.

                  (b) Notwithstanding any provisions to the contrary, except Sections 3.6, 3.7, and 4.1(f), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement within the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

         9.15     UNIFORMITY

         All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

                                    ARTICLE X
                             PARTICIPATING EMPLOYERS

         10.1     ADOPTION BY OTHER EMPLOYERS

         Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity (provided an Owner-Employee of such entity does not participate in the Plan for Plan Years beginning before January 1, 1984), whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

         10.2     REQUIREMENTS OF PARTICIPATING EMPLOYERS

                  (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

                  (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

                  (c) All rights and values forfeited by termination of employment shall inure only to the benefit of the Employee-Participants of the Participating Employer by which the forfeiting Participant was employed, except if the Forfeiture is for an Employee whose Employer is a member of an affiliated or controlled group, then said Forfeiture shall be allocated, based on Compensation to all Participant Accounts of Participating Employers who are members of the affiliated or controlled group. Should an Employee of one ("First") Employer be transferred to an associated ("Second") Employer (the Employer, an affiliate or subsidiary), such transfer shall not cause his Account balance (generated while an Employee of "First" Employer) in any manner, or by any amount to be forfeited. Such Employee's Participant Account balance for all purposes of the Plan, including length of service, shall be considered as though he had always been employed by the "Second" Employer and as such had received contributions, forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling amount so transferred.

                  (d) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

         10.3     DESIGNATION OF AGENT

         Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

         10.4     EMPLOYEE TRANSFERS

         It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

         10.5     PARTICIPATING EMPLOYERS CONTRIBUTION

         Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated among all Participants of all Participating Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

         10.6     AMENDMENT

         Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

         10.7     DISCONTINUANCE OF PARTICIPATION

         Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

         10.8     ADMINISTRATOR'S AUTHORITY

         The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

         10.9     PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE

         If any Participating Employer is prevented in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Participating Employer was so prevented from making may be made, for the benefit of the participating employees of such Participating Employer, by the other Participating Employers who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

         A Participating Employer on behalf of whose employees a contribution is made under this paragraph shall not reimburse the contributing Participating Employers.

                                AMENDMENT TO THE
                            FIRST MIDWEST CORPORATION
                                   OF DELAWARE
                           EMPLOYEES' RETIREMENT PLAN


         Effective July 1, 1994, the First Midwest Corporation of Delaware Employees' Retirement Plan (the "Plan") is hereby amended as follows:

         1. SECTION 4.1(b) IS HEREBY AMENDED TO READ AS FOLLOWS:

            (b) A matching contribution equal to the amount set forth in the following table for all Participants eligible to share in allocations, as a percentage of the Participant's Deferred Compensation:

             Deferred Compensation                  Match
             ---------------------                  -----

                      1%                              2%
                      2%                              3%
                      3%                              4%
                      4% or more                      5%

         2. SECTIONS 6.4(b) AND (c) ARE HEREBY AMENDED TO READ AS FOLLOWS:

            (b) The Vested portion of any Participant's Account shall be a percentage of the total amount credited to his Participant's Account determined on the basis of the participant's number of Years of Service according to the following schedule:

                              Vesting Schedule
             Years of Service                      Percentage
             ----------------                      ----------

                    1                                  0%
                    2                               33.3%
                    3                               66.7%
                    4 or more                        100%

            (c) Notwithstanding the vesting provided for in paragraph (b) above, for any Top Heavy Plan Year, the Vested portion of the Participant's Account of any Participant who has an Hour of Service after the Plan becomes top heavy shall be a percentage of the total amount credited to his Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

                              Vesting Schedule
             Years of Service                      Percentage
             ----------------                      ----------

                    1                                  0%
                    2                             33 1/3%
                    3                                100%

         If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall revert to the vesting schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan.

         Executed effective as of the 1st day of July, 1994.

                                       FIRST MIDWEST CORPORATION OF DELAWARE


                                       By: /s/
                                          --------------------------------------
                                          Senior Vice President - Administration

                            SPECIAL AMENDMENT TO THE
                      FIRST MIDWEST CORPORATION OF DELAWARE
                           EMPLOYEES' RETIREMENT PLAN

         Effective as provided in this Amendment, the First Midwest Corporation of Delaware Employees' Retirement Plan (the "Plan") is hereby amended as follows:

         1. EFFECTIVE AS OF JANUARY 1, 1994, SECTION 1.8 - "COMPENSATION" IS AMENDED BY THE ADDITION OF THE FOLLOWING LANGUAGE AT THE END OF SAID DEFINITION:

                  In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                  For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                  If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

         2. EFFECTIVE JANUARY 1, 1987, SECTION 4.7 - ACTUAL DEFERRAL PERCENTAGE TESTS - IS AMENDED SO THAT SUBSECTION 4.7(a) READS AS FOLLOWS:

                  (a) Maximum Annual Allocation: The "Actual Deferral Percentage" for the Highly Compensated participant group shall not exceed the greater of:

                           (1) 125 percent of such percentage for the Non-Highly
                  Compensated Participant group; or

                           (2) the lesser of 200 percent of such percentage for
                  the Non-Highly Compensated Participant group, or such percentage for the Non Highly Compensated Participant group.

         3. EFFECTIVE JANUARY 1, 1993, ARTICLE 6 - DETERMINATION AND DISTRIBUTION OF BENEFITS - IS AMENDED IN THE FOLLOWING PARTICULARS:

         (a) SECTION 6.5 - DISTRIBUTIONS OF BENEFITS - IS AMENDED TO ADD A NEW
SECTION 6.5(f) TO READ AS FOLLOWS:

                           (f) Effective January 1, 1993, any distribution made pursuant to this Article 6 shall, to the extent required by law, be eligible for a direct rollover at the individual's election in accordance with the provisions of Section 6.12.

         (b) A NEW SECTION 6.12 IS ADDED TO READ AS FOLLOWS:

         6.12              Eligible Rollover Distributions.

                           (a) This Section 6.12 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article 6, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                           (b) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                           (c) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                           (d) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                           (e) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

         4. EFFECTIVE JANUARY 1, 1989, SECTION 6.10 - ADVANCE DISTRIBUTION FOR HARDSHIP - IS AMENDED TO ADD THE FOLLOWING PARAGRAPHS TO READ AS FOLLOWS:

                           Notwithstanding the foregoing, beginning with the 1989 Plan Year, a Participant who has not attained age 59 1/2 may upon the determination by the Administrator that he has incurred a financial hardship, make a hardship withdrawal from his Elective Account. In any case where the Participant claims financial hardship, he shall submit a written request for such distribution in accordance with procedures prescribed by the Administrator. The Administrator shall determine whether the Participant has a "financial hardship" on the basis of such written request in accordance with this Section 6.10, and such determination shall be made in a uniform and nondiscriminatory manner. The Administrator shall only make a determination of "financial hardship" if the distribution to be made is made on account of an immediate and heavy financial need of the Participant and the funds distributed are necessary to satisfy the Participant's need.

                           (i) The determination of whether a Participant has an immediate and heavy financial need is to be made by the Administrator on the basis of all relevant facts and circumstances. A distribution will be deemed to be on account of an immediate and heavy financial need if made on account of:

                                    (A) Medical expenses described in Section
                  213(d) of the Code incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Section 152 of the Code);

                                    (B) The purchase (excluding mortgage
                  payments) of a principal residence for the Participant;

                                    (C) Tuition due for the next semester or
                  quarter or similar period of post-secondary education for the Participant, the Participant's spouse, children or dependents;

                                    (D) The need to prevent the eviction of the
                  Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                                    (E) Any other event or expense deemed an
                  immediate and heavy financial need by the Department of the Treasury.

                           (ii) The determination of whether a distribution is necessary to satisfy the immediate and heavy financial need of the Participant shall be made by the Administrator on the basis of all relevant facts and circumstances. The Administrator shall determine that a distribution is necessary to satisfy the financial need if the Participant reasonably demonstrates that all of the following requirements are satisfied:

                                    (A) The distribution is not in excess of the
                  amount of the immediate and heavy financial need of the Participant;

                                    (B) The Participant has obtained all
                  distributions (other than hardship distributions), and all nontaxable loans currently available under the Plan;

                                    (C) The Participant will not make any
                  Elective Contributions or Employee Contributions for twelve months after receiving the hardship distribution; and

                                    (D) The Participant's Elective Contributions
                  in the calendar year following the calendar year of the hardship distribution do not exceed the limitation in Code
                  Section 402(g)(1) applicable to such following calendar year, minus the amount of his Elective Contributions for the calendar year of the hardship distribution.

                           Distributions from the Participant's Elective Account because of hardship pursuant to paragraph (b) shall not exceed the lesser of:

                                    (i) the amount of the immediate and heavy
                  financial need;

                                    (ii) the balance of the Participant's
                  Elective Account at the time of the distribution; or

                                    (iii) with respect to distributions on or
                  after January 1, 1989, (A) the sum of the Participant's Elective Account as of December 31, 1988 plus the Participant's Elective Contributions made on or after January 1, 1989, reduced by (B) the aggregate amount distributed from the Participant's Elective Account on or after January 1, 1989.

         5. EFFECTIVE JANUARY 1, 1989, SECTION 7.4 - LOANS TO PARTICIPANTS - IS AMENDED TO REVISE SUBSECTION 7.4(c)(ii) TO READ AS FOLLOWS:

                  (ii) the greater of one-half (1/2) of the present value of the Vested interest of such Participant's Account maintained on behalf of the Participant under the Plan or (B) $10,000; provided that for loans granted on or after October 19, 1989, the amount of any loan shall be limited to one-half (1/2) of the present value of the vested interest of such Participant's Account maintained on behalf of the Participant under the Plan.

         6. EFFECTIVE DECEMBER 31, 1994, AN APPENDIX A SHALL BE ADDED TO THE PLAN TO READ AS FOLLOWS:

                                   APPENDIX A

                                  APPLICABLE TO
                          THE NATIONAL BANK OF MONMOUTH

         This Appendix A sets forth provisions applicable to Participants in the Plan who were employees of The National Bank of Monmouth ("Monmouth") on December 30, 1994, and who became Participants in the Plan on December 31, 1994, and whose assets and liabilities were subsequently transferred from The National Bank of Monmouth 401(k) Plan to the Trust ("Former Monmouth Participants"). Except to the extent expressly modified by this Appendix A, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former Monmouth Participants. The provisions of this Appendix A are intended to preserve such benefits under the Monmouth Plan as are required to be preserved under Code Section 411(d)(6), and shall, unless provided otherwise, be effective as of December 31, 1994.

A.1      A new definition of Monmouth Plan shall be added to read as follows:

                  "Monmouth Plan" means The National Bank of Monmouth 401(k) Plan as in effect on December 30, 1994, just prior to its merger into this Plan.

A.2 A new definition of Qualified Joint and Survivor Annuity shall be added to read as follows:

                  "Qualified Joint and Survivor Annuity" for a married Participant is an annuity for the life of a Participant with payments continued upon the death of the Participant for the life of his spouse in an amount which is 1/2 of the amount payable while the Participant was living and for an unmarried Participant is an annuity for the life of the Participant only.

A.3      Section 2.1A shall be added to read as follows:

                  2.1A Special Provision Applicable to The National Bank of Monmouth. Notwithstanding the foregoing provisions of Section 3.1, a Former Monmouth Participant who is an Eligible Employee on December 31, 1994, shall become a Participant as of such date.

A.4 A Former Monmouth Participant may elect to receive the value of his Accounts under Section 6.1 of the Plan in the form of a lump sum, installment payments or in the form of an annuity contract upon termination of employment. If a Participant elects to receive such an annuity, the requirements of the following Sections 6.5A and 6.5B apply. If a Participant does not elect to receive the annuity, Sections 6.5A and 6.5B shall not apply.

                  6.5A     Qualified Joint and Survivor Annuity.

                           (a) If a Participant elects an annuity distribution, distribution of the portion of his Account attributable to the annuity shall be made in the form of a Qualified Joint and Survivor Annuity unless the Participant has elected not to receive a Qualified Joint and Survivor Annuity pursuant to subsection (c) below.

                           (b) Benefits payable in the form of a Qualified Joint and Survivor Annuity shall be paid by distributing to the Participant the annuity contract. Any such annuity contract shall be nonassignable and non-commutable and shall be subject to the election, consent, written explanation and Survivor Annuity requirements set forth in
         Section 6.5B. Delivery of such contract shall be in full satisfaction of the rights of the Participant hereunder and upon delivery of any such contract, the Participant shall look solely to the insurer issuing such contract for the payment of benefits.

                           (c) A Participant may, within 90 days before his Annuity Starting Date (the "Election Period"), elect not to receive a Qualified Joint and Survivor Annuity. Such election may be revoked at any time during the Election Period and if so revoked the Participant's benefit shall automatically be paid in the form of a Qualified Joint and Survivor Annuity unless he again elects within the Election Period not to receive his benefit in such form. Elections and revocations may continue to be made under this Section within the Election Period. Subject to the requirements of Section 6.5A(e), annuity payments may be made over one of the following periods:

                                    (1)     the life of the Participant;

                                    (2)     the lives of the Participant and a
                  designated beneficiary, with the amount payable to the designated beneficiary equal to 50% or 100% of the amount payable to the Participant;

                                    (3)     a period certain not extending
                  beyond the life expectancy of the Participant; and

                                    (4)     a period certain not extending
                  beyond the life expectancy of the Participant and designated beneficiary.

                           (d) The Administrator shall furnish each Participant a general written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Participant's right to make and the effect of an election to waive it, the rights of the Participant's spouse, the Participant's right to revoke an election to waive the Qualified Joint and Survivor Annuity and the effect of such a revocation. This general explanation shall be furnished to a Participant within a reasonable period before the Participant's Annuity Starting Date.

                           (e) Any election under subsections 6.5A(c) or 6.5B(d) must have the consent of the Participant's spouse to be effective unless, at the time of filing such election, the Participant established to the satisfaction of the Administrator that the consent of the spouse could not be obtained because such spouse could not be located or by reason of such other circumstances as may be prescribed by regulations. Any consent (or establishment that the consent could not be obtained) shall be effective only with respect to such spouse. Such consent shall be in writing, witnessed by a Plan representative or notary public, acknowledging the effect of the election and the designation of the specific non-spouse beneficiary, including any class of beneficiary or any contingent beneficiary, to receive the Participant's Accounts in the Trust Fund in the event of the Participant's death, and shall be irrevocable with respect to such form and beneficiary designation.

                  6.5B     Surviving Spouse Survivor Annuity.

                           (a) The Accounts of a Participant who dies prior to his Annuity Starting Date, who is married on the date of his death and who has elected to receive his Accounts in the form of an annuity shall be distributed in the form of an annuity for the life of his surviving spouse ("Survivor Annuity") unless such Participant has elected not to have benefits paid in the form of a Survivor Annuity pursuant to subsection (d) below.

                           (b) Benefits payable in the form of a Survivor Annuity shall be paid by distributing to the surviving spouse of the Participant the annuity contract. Such annuity contract shall provide for level monthly payments for the life of the surviving spouse commencing as soon as practicable thereafter. Any such annuity contract shall be nonassignable and non-commutable. Delivery of any such contract shall be in full satisfaction of the rights of the Participant's spouse.

                           (c) Notwithstanding subsection (b) above, the surviving spouse of a Participant may elect to receive a distribution of the balance of the deceased Participant's Accounts in one lump sum, installments or in the form of an annuity over a period certain not greater than his life expectancy, subject to the requirements of
         Section 6.5(c). Such election shall be made by filing an election with the Administrator at such time and in such manner as the Administrator shall provide.

                           (d) A Participant may elect not to have a Survivor Annuity paid to his surviving spouse. Such election may be made at any time during the Election Period described in subsection (e) below. To be effective any such election shall require the consent of the Participant's spouse as provided in Section 6.5A(e). Any such election may be revoked by the Participant within the Election Period.

                           (e) The Election Period shall commence on the first day of the Plan Year in which the Participant attains age 35 and end on the earlier of: (i) the date of the Participant's death or (ii) his Annuity Starting Date; provided that, in the case of a Participant who separates from service prior to attaining age 35, the Election Period shall commence on the date of his separation from service.

                           (f) The Administrator shall furnish each Participant a general written explanation of the terms and conditions of the Survivor Annuity, the Participant's right to make and the effect of an election to waive it, the rights of the Participant's spouse, the Participant's right to revoke an election to waive the Survivor Annuity and the effect of such a revocation.

A.5 In the event a Former Monmouth Participant dies prior to commencement of his benefits, and the balance of the Participant's Accounts was not distributed in accordance with Section 6.5B, the beneficiary may receive the balance of such Participant's Accounts under Section 6.6 of the Plan in the form of a lump sum, installments or an annuity contract. The annuity may be for the life of the beneficiary or over a period certain not extending beyond the life expectancy of the beneficiary, subject to the requirements of Section 6.6. If the beneficiary is the Participant's surviving spouse, or if the Participant has not designated the form of distribution prior to his death, the designated beneficiary must elect the method of distribution no later than the date such distributions are required to begin in accordance with Section 6.6.

A.6      Section 8.3A shall be added to read as follows:

                  8.3A Merger. Effective as of December 31, 1994, the Monmouth Plan shall be merged into this Plan with all accrued benefits under the Monmouth Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the Monmouth Plan.

                                        9